Exhibit 99.1

                                              Contact:  Peter W. Keegan
                                                        Senior Vice President
                                                        (212) 521-2950

                                                        Candace Leeds
                                                        V.P. of Public Affairs
                                                        (212) 521-2416

                                                        Joshua E. Kahn
                                                        Investor Relations
                                                        (212) 521-2788

FOR IMMEDIATE RELEASE
---------------------

                          LOEWS CORPORATION REPORTS
                          -------------------------
                   NET INCOME FOR THE FIRST QUARTER OF 2004
                   ----------------------------------------

  NEW YORK, April 29, 2004-Loews Corporation (NYSE:LTR;CG) today reported consolidated net income (including both the Loews Group and Carolina Group) for the 2004 first quarter of $43.6 million, compared to $190.0 million in the 2003 first quarter. Income before net investment losses attributable to Loews common stock amounted to $286.2 million in the first quarter of 2004 compared to $218.3 million in the comparable 2003 quarter. Net income attributable to Loews common stock includes net investment losses of $277.0 million (after tax and minority interest) due primarily to an impairment loss of $368.3 million (after tax and minority interest) for CNA's planned sale of its individual life insurance business, compared to net investment losses of $56.6 million (after tax and minority interest) in the comparable period of the prior year. The life business sale is expected to provide additional statutory capital of approximately $500.0 million to CNA.

  Results for 2004 reflect improved underwriting performance for the property and casualty operations of CNA Financial, the Company's 91% owned subsidiary, and income contribution from Texas Gas, which was acquired in May of 2003.

  Net income and earnings per share information attributable to Loews common stock and Carolina Group stock is summarized in the table below.

                                                                    Three Months Ended March 31,
                                                                              2004         2003
                                                                    ----------------------------
(In millions, except per share data)

Net income attributable to Loews common stock:
  Income before net investment losses                                      $ 286.2      $ 218.3
  Net investment losses (a)                                                 (277.0)       (56.6)
                                                                    ----------------------------
  Income from continuing operations                                            9.2        161.7
  Discontinued operations-net                                                    -         (0.3)
                                                                    ----------------------------
Net income attributable to Loews common stock                                  9.2        161.4
Net income attributable to Carolina Group stock                               34.4         28.6
                                                                    ----------------------------
Consolidated net income                                                    $  43.6      $ 190.0
                                                                    ============================

Net income per share:
  Loews common stock                                                       $  0.05      $  0.87
  Carolina Group stock                                                     $  0.59      $  0.72

(a) Includes an impairment loss of $368.3 (after tax and minority interest) in 2004 related to CNA's planned sale of its individual life insurance business.

  Net income attributable to Loews common stock for the first quarter of 2004 amounted to $9.2 million or $0.05 per share, compared to $161.4 million or $0.87 per share in the comparable period of the prior year.

  Net income attributable to Carolina Group stock for the first quarter of 2004 was $34.4 million or $0.59 per Carolina Group share, compared to $28.6 million, or $0.72 per Carolina Group share in the first quarter of 2003. The Company is issuing a separate press release reporting the results of the Carolina Group for the quarter ended March 31, 2004 and 2003.

  Consolidated revenues in the first quarter of 2004 amounted to $3.5 billion compared to $3.9 billion in the comparable 2003 quarter. The decline in revenues reflects CNA's sale of its Group Benefits business and the impact of the planned sale of the individual life insurance business.

                                      # # #

  At March 31, 2004, the book value per share of Loews common stock was $61.23, compared to $60.92 at December 31, 2003.

  At March 31, 2004, there were 185,486,300 shares of Loews common stock outstanding and 57,966,750 shares of Carolina Group stock outstanding. Depending on market conditions, the Company from time to time purchases shares of its, and its subsidiaries', outstanding common stock in the open market or otherwise.

  The Company has two classes of common stock, Carolina Group stock, a tracking stock intended to reflect the economic performance of a group of the Company's assets and liabilities, called the Carolina Group, principally consisting of the Company's subsidiary Lorillard, Inc. and Loews common stock, representing the economic performance of the Company's remaining assets, including the interest in the Carolina Group not represented by Carolina Group Stock. At March 31, 2004, the outstanding Carolina Group stock represents a 33.43% economic interest in the economic performance of the Carolina Group.

  A conference call to discuss the first quarter results of Loews Corporation has been scheduled for 11:00 a.m. EDT, Thursday, April 29, 2004. A live broadcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (877) 692-2592. An online replay will be available at the Company's website following the call.

  A conference call to discuss the first quarter results of CNA has been scheduled for 10:00 a.m. EDT, Thursday, April 29, 2004. A live broadcast of the call will be available online at the CNA website (http://investors.cna.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (800) 474-8920. An online replay will be available at CNA's website following the call.

FORWARD-LOOKING STATEMENTS

  Statements contained in this press release which are not historical facts are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company and CNA. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company's overall business and financial performance can be found in the Company's reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company's website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review


                                                                    Three Months Ended March 31,
                                                                    ----------------------------
                                                                           2004          2003(a)
                                                                    ----------------------------
                                                                        (Amounts in millions,
                                                                         except per share data)

Revenues:
  Insurance premiums and net investment income (b)                    $ 2,244.4       $ 2,741.2
  Manufactured products (c)                                               808.2           884.0
  Other                                                                   438.6           320.6
                                                                    ----------------------------
     Total                                                              3,491.2         3,945.8
                                                                    ----------------------------

Expenses:
  Insurance claims & policyholders' benefits                            1,620.3         1,869.8
  Cost of manufactured products sold (c)                                  487.5           481.2
  Other (d)                                                             1,305.2         1,312.4
                                                                    ----------------------------
     Total                                                              3,413.0         3,663.4
                                                                    ----------------------------

                                                                           78.2           282.4
                                                                    ----------------------------

Income tax expense                                                         45.4            93.1
Minority interest                                                         (10.8)           (1.0)
                                                                    ----------------------------
     Total                                                                 34.6            92.1
                                                                    ----------------------------

Income from continuing operations                                          43.6           190.3
Discontinued operations-net                                                   -            (0.3)
                                                                    ----------------------------
Net income                                                            $    43.6       $   190.0
                                                                    ============================

Net income attributable to:
  Loews common stock:
    Income from continuing operations                                 $     9.2       $   161.7
    Discontinued operations-net                                               -            (0.3)
                                                                    ----------------------------
  Loews common stock                                                        9.2           161.4
  Carolina Group stock (e)                                                 34.4            28.6
                                                                    ----------------------------
                                                                      $    43.6       $   190.0
                                                                    ============================

Income per share of Loews common stock (f)
  Income from continuing operations                                   $    0.05       $    0.87
  Discontinued operations                                                     -               -
                                                                    ----------------------------
  Net income                                                          $    0.05       $    0.87
                                                                    ============================

Net income per share of Carolina Group stock (f)                      $    0.59       $    0.72
                                                                    ============================

Weighted number of shares outstanding:
  Loews common stock                                                     185.47          185.45
  Carolina Group stock                                                    57.97           39.91

(a)  Amounts have been reclassified to discontinued operations as a result of the sale of a hotel property in 2003.
(b)  Includes investment losses of $416.2 (including an impairment loss of $565.9 related to
     CNA's planned sale of its individual life insurance business) and $95.6 for the respective periods.
(c)  Includes excise taxes of $156.1 and $156.9 paid on sales of manufactured products for the respective periods.
(d)  Includes a $28.0 charge ($17.1 after taxes) in 2003 to resolve indemnification claims and trademark matters in connection with the 1977 sale by Lorillard of its international business.
(e)  Represents 33.43% and 23.01% of the economic interest in the Carolina Group for the three months ended March 31, 2004 and 2003.
(f)  Earnings per common share-assuming dilution is not presented because securities that could potentially dilute basic earnings per common share in the future would have been insignificant or antidilutive for the periods presented.


Loews Corporation and Subsidiaries
Additional Financial Information

                                                                    Three Months Ended March 31,
                                                                    ----------------------------
                                                                           2004          2003
                                                                    ----------------------------
                                                                             (In millions)
Revenues:
  CNA Financial                                                     $ 2,722.6         $ 2,921.6
  Lorillard (a)                                                         775.7             851.9
  Loews Hotels                                                           80.7              73.0
  Diamond Offshore                                                      185.9             152.0
  Texas Gas                                                              86.0                 -
  Investment income-net and other (b)                                    56.5              42.9
                                                                    ----------------------------
                                                                      3,907.4           4,041.4
                                                                    ----------------------------
  Investment (losses) gains:
    CNA Financial (c)                                                  (455.0)            (76.1)
    Corporate and other                                                  38.8             (19.5)
                                                                    ----------------------------
                                                                       (416.2)            (95.6)
                                                                    ----------------------------
     Total                                                          $ 3,491.2         $ 3,945.8
                                                                    ============================

Income Before Taxes:
  CNA Financial                                                     $   289.1         $   184.1
  Lorillard (e) (f)                                                     152.4             203.9
  Loews Hotels                                                           11.3               8.5
  Diamond Offshore                                                      (16.1)            (28.8)
  Texas Gas                                                              43.1                 -
  Investment income-net and other (b) (d)                               (41.8)            (36.8)
                                                                    ----------------------------
                                                                        438.0             330.9
                                                                    ----------------------------

  Investment (losses) gains:
    CNA Financial (c)                                                  (455.0)            (76.1)
    Corporate and other                                                  38.8             (19.2)
                                                                    ----------------------------
                                                                       (416.2)            (95.3)
                                                                    ----------------------------

  Loews common stock                                                     21.8             235.6
  Carolina Group stock (g)                                               56.4              46.8
                                                                    ----------------------------
     Total                                                          $    78.2         $   282.4
                                                                    ============================

Net Income:
  CNA Financial                                                     $   194.2         $   123.4
  Lorillard (e) (f)                                                      93.0             124.8
  Loews Hotels                                                            6.9               5.4
  Diamond Offshore                                                       (6.9)            (12.1)
  Texas Gas                                                              26.0                 -
  Investment income-net and other (b) (d)                               (27.0)            (23.2)
                                                                    ----------------------------
                                                                        286.2            (218.3)
                                                                    ----------------------------

  Investment (losses) gains:
    CNA Financial (c)                                                  (302.2)            (43.9)
    Corporate and other                                                  25.2             (12.7)
                                                                    ----------------------------
                                                                       (277.0)            (56.6)
                                                                    ----------------------------

Income from continuing operations                                         9.2             161.7
Discontinued operations-net                                                 -              (0.3)
                                                                    ----------------------------
Loews common stock                                                        9.2             161.4
Carolina Group stock (g)                                                 34.4              28.6
                                                                    ----------------------------
     Total                                                          $    43.6         $   190.0
                                                                    ============================

(a)  Includes excise taxes of $156.1 and $156.9 paid on sales of manufactured products for the respective periods.
(b)  Consists primarily of corporate investment income, interest expenses, the operations of
     Bulova Corporation and other unallocated expenses.
(c)  Includes an impairment loss of $565.9 ($368.3 after tax and minority interest) related to
     CNA's planned sale of its individual life insurance business for the three months ended
     March 31, 2004.
(d)  Includes additional interest expense of $17.0 ($11.1 after taxes) for the the three months ended March 31, 2004 related to charges from the April 12, 2004 early redemption of $300.0 principal amount of the Company's 7.625% notes.
(e)  The Loews Group's intergroup interest in the earnings of the Carolina Group declined from
     76.99% in 2003 to 66.57% in 2004 due to the sale of Carolina Group stock by Loews in
     November of 2003.
(f)  Includes a $28.0 charge ($17.1 after taxes) in 2003 to resolve indemnification claims and trademark matters in connection with the 1977 sale by Lorillard of its international business.
(g)  Represents 33.43% and 23.01% of the economic interest in the Carolina Group for the three months ended March 31, 2004 and 2003.